UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 13, 2016

Commission file number 1-10948

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6600 North Military Trail, Boca Raton, FL	33496
(Address of principal executive offices)	(Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 13, 2016, Office Depot, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders. As of the record date, there were 550,058,806 common shares entitled to one vote per share. Results of votes with respect to proposals submitted at that meeting are as follows:

1.	To elect ten (10) members of the Company’s board of directors to serve until the next annual meeting, until their successors have been elected and qualified, or until their resignation or removal. Our stockholders voted to elect all 10 members to serve as directors. Votes recorded, by nominee, were as follows:

Name	For	Against	Abstain	Broker Non-Votes
Roland C. Smith	420,194,239	8,507,171	900,315	52,536,718
Warren F. Bryant	426,277,219	2,430,456	894,050	52,536,718
Rakesh Gangwal	426,098,622	2,599,935	903,168	52,536,718
Cynthia T. Jamison	399,081,991	29,625,266	894,468	52,536,718
V. James Marino	399,728,285	28,976,505	896,935	52,536,718
Michael J. Massey	424,340,893	4,357,032	903,800	52,536,718
Francesca Ruiz de Luzuriaga	401,677,778	27,019,573	904,374	52,536,718
David M. Szymanski	399,271,619	28,924,175	1,405,931	52,536,718
Nigel Travis	426,206,145	2,495,844	899,736	52,536,718
Joseph Vassalluzzo	426,257,556	2,441,329	902,840	52,536,718

2.	To ratify the Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current year. The Company’s stockholders voted to approve this proposal with 477,964,398 votes for and 3,057,754 votes against. There were 1,116,291 abstentions.

3.	To hold an advisory vote on the compensation of the Company’s named executive officers. The Company’s stockholders voted to approve this proposal with 399,338,402 votes for and 29,280,015 votes against. There were 983,308 abstentions and 52,536,718 broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFFICE DEPOT, INC.

Date: July 14, 2016

	By:	/s/ Elisa D. Garcia C.
Elisa D. Garcia C.
Executive Vice President, Chief Legal Officer & Corporate Secretary